Exhibit 99.1
McAfee, Inc. Continues to Bolster Sales Leadership
Michael DeCesare Appointed Executive Vice President, Worldwide Sales Operations
SANTA CLARA, Calif., Oct. 3 /PRNewswire-FirstCall/ — McAfee, Inc. (NYSE: MFE — News) today announced the appointment of Michael DeCesare as executive vice president of worldwide sales operations. In his new role, DeCesare will be responsible for worldwide sales, channels, sales engineering, consulting services and education services, reporting directly to McAfee President and Chief Executive Officer Dave DeWalt.
In a move designed to strengthen McAfee’s channel operations, Roger King will assume the newly created position of executive vice president of worldwide channel operations. King has extensive experience in working with the channel, having come from a major IT products and services provider prior to joining McAfee.
“There isn’t a CIO who doesn’t rank security as a top priority,” said DeCesare. “McAfee is the world’s leading dedicated security and risk management vendor, with exciting opportunity for growth. I look forward to bringing my sales expertise to McAfee to help the company achieve this growth.”
DeCesare joins McAfee from EMC Corporation, where he most recently served as senior vice president of field operations. In various roles, DeCesare was responsible for all sales, presales consulting, training, tech support, partner, telesales and sales operational resources for EMC’s software business. Prior to EMC, DeCesare worked at Documentum Inc. where he is credited with helping significantly grow the company’s sales until Documentum was acquired by EMC. Previously, DeCesare held senior sales and management positions at Oracle Corporation, consistently achieving top sales honors. He holds a bachelor’s degree from Villanova University.
“Having worked with Michael at Oracle, EMC and Documentum, I witnessed first hand his extensive sales expertise and proven success in generating new revenue,” said DeWalt. “Michael’s experience in working with the channel will create a powerful team with Roger.”
Since joining the company as president and chief executive officer in April, DeWalt made it one of his priorities to strengthen the company’s leadership ranks.
“I am pleased we have made such rapid progress towards our objective of building a world-class executive management team,” said DeWalt. “We have worked hard to identify talent. With such an experienced and seasoned team in place, we are now in a good position to take advantage of the opportunities we see in the marketplace.”
McAfee has successfully attracted top sales achievers from industry leaders including Adobe Systems Inc., Cisco Systems Inc., Hewlett-Packard Co., MicroStrategy Inc. and Sun Microsystems Inc. Recent McAfee executive sales appointments include:
•	Joe Sexton as senior vice president of North American sales

•	Peter Cunningham as vice president of services, Europe, Middle East and Africa

•	Brian Gumbel as regional director

•	Michael Fey as senior vice president of sales engineering

•	Brian Howie as senior vice president of field sales

•	Rene Jepma as vice president for Northern Europe

•	Nobuya Kawasaki as executive vice president of McAfee Japan
About McAfee, Inc.:
McAfee, Inc., the leading dedicated security technology company, headquartered in Santa Clara, California, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com.
McAfee is a registered trademark of McAfee, Inc. and/or its affiliates in the United States and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.
Forward-Looking Statements:
This release contains forward-looking statements, including those regarding Mr. DeCesare’s ability to help McAfee achieve its growth opportunities and the company’s positioning to take advantage of marketplace opportunities. These forward-looking statements are subject to risks and uncertainties, including that McAfee may not achieve its planned revenue realization rates, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, capture market share or otherwise benefit as expected from its management team. The forward-looking statements in this release are subject to a number of other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC, including its annual report on Form 10-K from the year ended December 31, 2005, and its quarterly report filed on Form 10-Q for the first quarter of 2006.